Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of 1st United Bancorp, Inc. on Form S-4 of our report dated February 14, 2011 on the consolidated financial statements of 1st United Bancorp, Inc. and effectiveness of internal control over financial reporting appearing in the 2010 Form 10-K of 1st United Bancorp, Inc., and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe Horwath LLP

Crowe Horwath LLP

Fort Lauderdale, Florida
December 9, 2011